UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2009

Rockwell Automation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 South Second Street, Milwaukee, Wisconsin		53204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-382-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2009, the Compensation and Management Development Committee (the "Committee") of the Board of Directors of Rockwell Automation, Inc. (the "Company") adopted financial performance measures and goals to assist in determining amounts of cash incentive compensation that may be payable under the Company’s Incentive Compensation Plan (the "ICP") and the Company’s Annual Incentive Compensation Plan for Senior Executive Officers (the "Senior ICP") for fiscal year 2010. To assist in determining amounts that may be payable under the ICP and under the Senior ICP for fiscal year 2010, there is established for each participant an incentive compensation target equal to a percentage of the participant’s base salary. Actual incentive compensation payments under the ICP and under the Senior ICP may be higher or lower than the incentive compensation target, as described below.

Each participant’s actual incentive compensation payment under the ICP and under the Senior ICP for fiscal year 2010 will be determined by:

(1) First, adjusting (up or down) the participant’s incentive compensation target by a financial performance factor, up to a maximum financial performance factor of 200%. The financial performance factor is determined by the Committee, in its discretion, after considering the following:

(a) a comparison of the Company’s actual performance in fiscal year 2010 to the fiscal year 2010 performance goals approved by the Committee with respect to the following Company-wide, operating segment and/or regional financial performance measures: (i) earnings per share, (ii) sales, (iii) return on invested capital (or, for employees engaged in one of the Company’s operating segments, operating earnings of the applicable operating segment), and (iv) free cash flow;

(b) the effect of currency fluctuations on the financial performance measures described in (a) above;

(c) the effect of changes in the manufacturing economy on the financial performance measures described in (a) above; and

(d) the effect of other factors the Committee deems to be important on the financial performance measures described in (a) above.

(2) Second, further adjusting the adjusted incentive compensation target by an operating goals performance factor. The Chief Executive Officer (or the Committee, in the case of corporate officers) determines this adjustment, in his (or its) discretion, by assessing the performance of the participant, including in regard to the achievement of individual goals and objectives and certain more subjective assessments of leadership acumen and the participant's expected future contributions.

Generally, the Company’s earnings per share must exceed a minimum threshold for any payments to be made under the ICP and the Senior ICP for fiscal year 2010.

Incentive compensation payments under the Senior ICP may not exceed 1% of the Company’s applicable net earnings (as defined in the Senior ICP).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwell Automation, Inc.

December 14, 2009	By:	/s/ Douglas M. Hagerman

Name: Douglas M. Hagerman
Title: Senior Vice President, General Counsel and Secretary